EXHIBIT 99.5



                                 NEWS RELEASE
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FOR IMMEDIATE RELEASE

FOR MORE INFORMATION CONTACT:
JACK M. RONEY
DIRECTOR OF CORPORATE DEVELOPMENT

                    ABRAXAS PETROLEUM CORPORATION ANNOUNCES
                    TERMINATION OF CONTINGENT VALUE RIGHTS

SAN  ANTONIO,  TX - (June 23 , 1997) - Abraxas  Petroleum  Corporation  (NASDAQ:
AXAS) today  announced that it has met the terms of its Contingent  Value Rights
(CVR) Agreement, which will retire the CVRs and result in no additional issuance of common shares through the Agreement. The terms required 30-consecutive trading days in which the Company's common stock equaled or exceeded $12.50.

Reportable income for the fourth quarter of 1996, fiscal year 1996 and the first quarter of 1997 were all diluted by potential CVR share issuance. Earnings per share for the affected periods were reduced by $.05, $.03 and $.02 respectively. Future reporting periods will not be affected by the potential for any additional common share issuance related to the CVRs.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploration and production company that also processes natural gas. It operates primarily along the Texas Gulf Coast, in the Permian Basin of western Texas, western Canada and southwestern Wyoming.

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